Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Telesis Bio Inc. is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 5, 2023

Todd R. Nelson

By:	/s/ Todd R. Nelson

GATTACA Mining LLC

By:	/s/ Todd R. Nelson
Todd R. Nelson
Managing Member

M-185 Corporation

By:	/s/ Todd R. Nelson
Todd R. Nelson
Chief Executive Officer